     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 16, 1997
                                                      REGISTRATION NO. _________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                  BRYLANE INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                          13-3794198
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                           Identification No.)

                               463 Seventh Avenue
                                   21st Floor
                           New York, New York  10018
                                 (212) 613-9500

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           ------------------------

                      BRYLANE INC. 1996 STOCK OPTION PLAN
                BRYLANE INC. 1996 PERFORMANCE STOCK OPTION PLAN
                           (Full title of the plans)

                               ROBERT A. PULCIANI
                            Chief Financial Officer
                                  Brylane Inc.
                               463 Seventh Avenue
                                   21st Floor
                           New York, New York  10018
                                 (212) 613-9500

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           ------------------------

                                   COPIES TO:
                            Roger H. Lustberg, Esq.
                             Thomas M. Cleary, Esq.
                               Riordan & McKinzie
                       300 South Grand Avenue, 29th Floor
                         Los Angeles, California  90071
                                 (212) 629-4824

                        CALCULATION OF REGISTRATION FEE
======================================================================================
                                          PROPOSED         PROPOSED
  TITLE OF SECURITIES       AMOUNT        MAXIMUM          MAXIMUM        AMOUNT OF
   TO BE REGISTERED         TO BE      OFFERING PRICE     AGGREGATE      REGISTRATION
                          REGISTERED   PER SHARE/(1)/   OFFERING PRICE       FEE
--------------------------------------------------------------------------------------
Common Stock ($0.01        2,479,584   $  5.67/$9.92/   $65,901,186.92     $19,970.06
par value per share)        shares     $15.00/$19.00/
                                       $ 20.00/$35.44
=====================================================================================

(1) Pursuant to Rule 457(h), the offering price for 47,908, 15,696, 772,334, 143,000 and 130,250 shares to which options were granted is the exercise price of $5.67, $9.92, $15.00, $19.00 and $20.00, respectively. For the remaining 1,370,396 shares, the offering price is estimated solely for the purpose of calculating the remainder of the registration fee, based on the average of the high and low sales prices for the Company's Common Stock as reported on the New York Stock Exchange on June 25, 1997.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents which have been filed by Brylane Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

     (1) Annual Report on Form 10-K for the fiscal year ended February 1, 1997;

     (2) Quarterly Report on Form 10-Q for the quarterly period ended May 3,
1997;

     (3) The description of the Common Stock contained in the Registration Statement on Form 8-A dated January 29, 1997.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Riordan & McKinzie, a Professional Law Corporation, Los Angeles, California. Certain principals and employees of Riordan & McKinzie are partners in certain partnerships which are limited partners of FS Equity Partners II, L.P., a California limited partnership, and FS Equity Partners III, L.P., a Delaware limited partnership, stockholders of the Company.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is a Delaware corporation. Article VI of the Company's Bylaws provides that the Company may indemnify its officers and directors to the full extent permitted by law. Section 145 of the General Corporation Law of the State of Delaware (the "GCL") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

     Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his or her conduct was unlawful.

     Subsection (b) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 of the GCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     Article Tenth of the Company's Certificate of Incorporation currently provides that each director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper benefit.

     The Company has entered into indemnity agreements with each of its directors. The indemnity agreements generally indemnify such persons against liabilities arising out of their service in their capacities as directors, officers, employees or agents of the Company. The Company may from time to time enter into indemnity agreements with additional individuals who become officers and/or directors of the Company.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

4.1++ Registration Rights Agreement dated as of February 26, 1997 by and among Brylane Inc., FS Equity Partners II, L.P., FS Equity Partners III, L.P., FS Equity Partners International, L.P., M&P Distributing Co., The Limited, Inc., WearGuard Corporation, The TJX Companies, Inc., Leeway & Co. and NYNEX Master Trust.

4.2++ Stockholders Agreement dated as of February 26, 1997 by and among Brylane Inc., FS Equity Partners II, L.P., FS Equity Partners III, L.P., FS Equity Partners International, L.P., M&P Distributing Co., The Limited, Inc., WearGuard Corporation, The TJX Companies, Inc., Leeway & Co. and NYNEX Master Trust.

5.1* Opinion of Riordan & McKinzie as to the legality of the Common Stock registered hereby.

15.1*  Letter regarding unaudited interim financial information.

23.1*  Consent of Riordan & McKinzie (included in Exhibit 5.1 hereto).

23.2*  Consent of Coopers & Lybrand LLP.

24.1   Powers of Attorney (included on page II-4 hereto).

______________
*   Filed herewith.

++ Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 1997 and incorporated by reference herein.


ITEM 9.   UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on July 15, 1997.

                                 BRYLANE INC.



                                 By: /s/ Robert A. Pulciani
                                     ----------------------------------------
                                     Robert A. Pulciani
                                     Executive Vice President, Chief Financial
                                     Officer, Secretary and Treasurer


                               POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter J. Canzone and Robert A. Pulciani, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                          Title                         Date
      ---------                          -----                         ----


/s/ Peter J. Canzone    President, Chief Executive Officer and     July 15, 1997
----------------------  Director (Principal Executive Officer)
Peter J. Canzone



/s/ Robert A. Pulciani  Executive Vice President, Chief            July 15, 1997
----------------------  Financial Officer, Secretary and
Robert A. Pulciani      Treasurer (Principal Financial and
                        Accounting Officer)



/s/ Ronald P. Spogli    Director                                   July 15, 1997
----------------------
Ronald P. Spogli

      Signature                          Title                         Date
      ---------                          -----                         ----


/s/ John M. Roth        Director                                   July 15, 1997
----------------------
John M. Roth


/s/ Mark J. Doran       Director                                   July 15, 1997
----------------------
Mark J. Doran


/s/ Samuel P. Fried     Director                                   July 15, 1997
----------------------
Samuel P. Fried


/s/ William K. Gerber   Director                                   July 15, 1997
----------------------
William K. Gerber


/s/ William C. Johnson  Director                                   July 15, 1997
----------------------
William C. Johnson

                               INDEX TO EXHIBITS


 Exhibit No.                  Description                                                                 Page Number
 -----------                  -----------                                                                 -----------
    4.1++         Registration Rights Agreement dated as of February 26, 1997 by and among
                  Brylane Inc., FS Equity Partners II, L.P., FS Equity Partners III, L.P., FS
                  Equity Partners International, L.P., M&P Distributing Co., The Limited, Inc.,
                  WearGuard Corporation, The TJX Companies, Inc., Leeway & Co. and NYNEX Master Trust.

    4.2++         Stockholders Agreement dated as of February 26, 1997 by and among Brylane
                  Inc., FS Equity Partners II, L.P., FS Equity Partners III, L.P., FS Equity
                  Partners International, L.P., M&P Distributing Co., The Limited, Inc.,
                  WearGuard Corporation, The TJX Companies, Inc., Leeway & Co. and NYNEX Master Trust.

     5.1*         Opinion of Riordan & McKinzie as to the legality of the Common Stock registered hereby.       S-1

    15.1*         Letter regarding unaudited interim financial information

    23.1*         Consent of Riordan & McKinzie (included in Exhibit 5.1 hereto).                               S-2

    23.2*         Consent of Coopers & Lybrand LLP.                                                             S-3

    24.1          Powers of Attorney (included on page S-1 hereto).

______________
*  Filed herewith.

++ Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 1997 and incorporated by reference herein.